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                                                                   EXHIBIT 4.5

                               BEA Systems, Inc.

            4% Convertible Subordinated Notes due December 15, 2006

                              Purchase Agreement

                               December 14, 1999


Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Soundview Technology Group, Inc.
Deutsche Bank Securities, Inc.
SG Cowen Securities Corporation
Dain Rauscher Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

     BEA Systems, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $450,000,000 principal amount of the 4% Convertible Subordinated Notes due December 15, 2006, convertible into Common Stock, $0.001 par value per share ("Stock"), of the Company, specified above (the "Firm Securities") and, at the election of the Purchasers, up to an aggregate of $100,000,000 additional aggregate principal amount (the "Optional Securities") (the Firm Securities and the Optional Securities which the Underwriters elect to purchase pursuant to
Section 2 hereof are herein collectively called the "Securities"). The Purchasers and their direct and indirect transferees will be entitled to the benefits of a registration rights agreement to be dated as of December 15, 1999 between the Company and the Purchasers (the "Registration Rights Agreement"), which will be substantially in the form previously delivered to you.

     1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

               (a) A preliminary offering circular, dated December 13, 1999 (the "Preliminary Offering Circular") and an offering circular, dated December 14, 1999 (the "Offering Circular"), including in each case the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999 and the Company's Quarterly Reports on Form 10-Q for the quarters ended April 30, July 31 and October 31, 1999, each of which is attached to and made a part of the Preliminary Offering Circular and the Offering Circular, have been prepared in connection with the offering of the Securities and shares of the Stock issuable upon conversion thereof. Any reference to
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the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include the Company's most recent Annual Report on Form 10-K and all documents filed with the United States Securities and Exchange Commission (the "Commission") subsequent to the the date of filing thereof pursuant to
Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") on or prior to the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to
Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

               (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock (except for stock options issued in the ordinary course of business, Stock issued upon exercise of stock options or Stock issued under the Company's employee stock purchase plan since the date of the Offering Circular pursuant to stock option or incentive plans in effect on the date of the Offering Circular) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular;

               (c) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any

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real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

               (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

               (e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Offering Circular; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

               (f) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of December 15, 1999 (the "Indenture"), between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee"), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company and the Purchasers, the Registration Rights Agreement will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities, the Registration Rights Agreement and the Indenture will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

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               (g)  None of the transactions contemplated by this Agreement
(including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

               (h) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

               (i) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except the filing of a notice on Form D by the Company with the Commission pursuant to Section 5(h) hereof and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

               (j) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

               (k) The statements set forth in the Offering Circular under the caption "Description of the Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities and the Stock, under the caption "Certain United States Federal Income Tax Consequences" and under the caption "Underwriting," insofar as they purport to describe the provisions of documents referred to therein, are accurate, complete and fair;

               (l) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders' equity or results of operations

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of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (m) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Act"), as securities which are listed on a national securities exchange registered under
Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system. Except as disclosed in the Offering Circular, no legal or beneficial owner of any securities of the Company has any rights not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with any filing made pursuant to the Registration Rights Agreement;

               (n) The Company is subject to Section 13 or 15(d) of the Exchange Act;

               (o) The Company is not, and after giving effect to the offering and sale of the Securities, will not be an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

               (p) Neither the Company, nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act;

               (q) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

               (r) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

               (s) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and Ernst & Young Audit, who have certified certain financial statements of USL Finance S.A., are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

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               (t)  Except as disclosed in the Offering Circular, the Company is not subject to any agreements or arrangements which restrict the Company's ability to engage in business with or to compete with any entity or any type of business;

               (u) Except as disclosed in the Offering Circular, each of the Company and its subsidiaries owns or possesses adequate licenses or other rights to use all patents, patent licenses, trademarks, trade names, service marks, service names, copyrights and other intellectual property rights ("Intellectual Property") necessary to carry on its business as presently conducted; and neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to the Intellectual Property which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

               (v) The Company and its subsidiaries have obtained any permits, consents and authorizations required to be obtained by them under applicable federal, state, local and foreign laws or regulations in order to conduct their business as described in the Offering Circular, including, but not limited to, those under laws or regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials (collectively, "Environmental Laws"), and any such permits, consents and authorizations remain in full force and effect. The Company and its subsidiaries are in compliance with the Environmental Laws in all material respects, and there is no pending or, to the Company's knowledge, threatened, action or proceeding against the Company or any of its subsidiaries alleging violations of the Environmental Laws;

               (w) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

               (x) The Company has reviewed its operations and that of its subsidiaries and has made inquiries of the operations of any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries or result in any material loss or interference with the Company's business or operations or have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture or

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the Securities or to consummate the transactions contemplated by the Offering
Circular or by the terms of any of the foregoing. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.375% of the principal amount thereof, plus accrued interest, if any, from December 20, 1999 to the First Time of Delivery, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto, and (b) in the event and to the extent that the Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions), determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities which such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities which all of the Purchasers are entitled to purchase hereunder.

     The Company hereby grants to the Purchasers the right to purchase at their election up to $100,000,000 aggregate principal amount of Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this
Section 2, for the sole purpose of covering overallotments in the sale of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

               (a) It will offer and sell the Securities only to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

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               (b)  It is an institution which is an "accredited investor"
within the meaning of Rule 501 under the Act; and

               (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

     4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer, payable to the order of the Company in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on December 20, 1999 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Purchasers' election to purchase such Optional Securities, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Time of Delivery", such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

               (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7 hereof, will be delivered at such time and date at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5.   The Company agrees with each of the Purchasers:

               (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be reasonably disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

                                      -8-
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               (b)  Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (c) To furnish the Purchasers with five (5) copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

               (d) During the period beginning from the date hereof and continuing until the date 90 days after the date of the Offering Circular, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans or employee stock purchase plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent.

               (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

               (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

                                      -9-
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               (g)  If requested by you, to use its best efforts to cause such
Designated Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

               (h) To file with the Commission, not later than 15 days after the Time of Delivery, five copies of a notice on Form D under the Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the Act; and to furnish promptly to you evidence of each such required timely filing (including a copy thereof);

               (i) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

               (j) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and
(ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

               (k) During the period of two years after the Time of Delivery (or such shorter period following the Time of Delivery after which resales of the Securities may be effected by non-affiliates of the Company in reliance on paragraph (k) of Rule 144 under the Act, or any successor provision thereto), the Company will not, and will use reasonable efforts to ensure that its "affiliates" (as defined in Rule 144 under the Act) do not, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them other than pursuant to an effective registration statement or an exemption from the registration requirements under the Act that results in the Securities no longer constituting restricted securities;

               (l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds";

               (m) To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities; and

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               (n)  To use its best efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the Nasdaq National Market.

     6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Registration Rights Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(iii) any expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Securities;
(v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and the listing of the shares of Stock issuable upon conversion of the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

               (a) Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the matters covered in the following clauses of subsection (b) below, as well as such other related matters as you may reasonably request: paragraph (i); the clauses of paragraph (ii) concerning shares of Stock initially issuable upon conversion of the Securities; paragraph
(vii); paragraph (viii); paragraph (ix); the clauses of paragraph (xiii) concerning the captions "Description of Notes" and "Underwriting"; and paragraph
(xv). Such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (b) Morrison & Foerster LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                         (i)     The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in the Offering Circular;

                         (ii)    The Company has an authorized capitalization as
set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable, and will conform to the description of the Stock contained in the Offering Circular;

                         (iii)   The Company has been duly qualified as a
foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                         (iv)    Each subsidiary of the Company that is a
"Significant Subsidiary" of the Company within the meaning of Regulation S-X under the Act (each, a "Material Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                         (v)     The Company and the Material Subsidiaries have
good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Material Subsidiaries; and any real property and buildings held under lease by the Company and the Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the

Material Subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and the Material Subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or the Material Subsidiaries, upon opinions of counsel to the lessors of such property and, in respect of matters of fact, upon certificates of officers of the Company or the Material Subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates, and that copies of such opinions and certificates be provided to counsel for the Purchasers.

                         (vi)    To the best of such counsel's knowledge and
other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of the Material Subsidiaries is a party or of which any property of the Company or any of the Material Subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                         (vii)   This Agreement has been duly authorized,
executed and delivered by the Company;

                         (viii)  The Securities have been duly authorized,
executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities, the Registration Rights Agreement and the Indenture conform in all material respects to the descriptions thereof in the Offering Circular.

                         (ix)    Each of the Indenture and the Registration
Rights Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                         (x)     The issue and sale of the Securities being
issued at such Time of Delivery and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Material Subsidiaries is a party or by which the Company or any of the Material Subsidiaries is bound or to which any of the property or assets of the Company or any of the Material Subsidiaries is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Material Subsidiaries or any of their properties;

                         (xi)    No consent, approval, authorization, order,
registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities being issued at such Time of Delivery or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except such as may be required under the Act in connection with the shares of Stock issuable upon conversion of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

                         (xii)   Neither the Company nor any of the Material
Subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which it is a party or by which it or any of its properties may be bound;

                         (xiii)  The statements set forth in the Offering
Circular under the caption "Description of the Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities and the Stock, under the caption "Certain United States Federal Income Tax Consequences" and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

                         (xiv)   The Exchange Act Reports (other than the
financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

                         (xv)    No registration of the Securities under the
Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement, it being understood that no opinion is being expressed as to any subsequent resale of the Securities;

                         (xvi)   Such counsel have no reason to believe that the
Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained as of its date or contains as of such Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                         (xvii)  The Company is not an "investment company" or
an entity "controlled" by an "investment company"; as such terms are defined in the Investment Company Act;

                         (xviii) To the best of such counsel's knowledge, there
is no legal or beneficial owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the registration statement on Form S-3 pursuant to the terms of the Registration Rights Agreement; and

                         (xix)   To the best of such counsel's knowledge,
neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, trade names, service marks, service names, copyrights and other intellectual property rights owned or licensed by the Company or any of its subsidiaries ("Intellectual Property") which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, there are no judicial proceedings pending relating to the Intellectual Property to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject, and, to the best of such counsel's knowledge, except as set forth in the Offering Circular, no such judicial proceedings are threatened by the governmental authorities or others.

               (c) On the date of the Offering Circular prior to the execution of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto;

               (d) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock (except for stock options issued in the ordinary course of business, Stock issued upon exercise of stock options or Stock issued under the Company's employee stock purchase plan, since the date of the Offering Circular pursuant to stock option or incentive plans described in the Offering Circular) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in Clause
(i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

               (e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

               (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv), in the judgment of the Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Offering Circular; or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Purchasers, would materially and adversely affect the financial markets or the markets for the Securities being issued at such Time of Delivery and other debt securities or any equity securities.

               (g)  The Securities have been designated for trading on PORTAL;

               (h) The shares of Stock issuable upon conversion of the Securities shall have been duly listed, subject to notice of issuance, on the Nasdaq National Market; and

               (i) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (d) of this Section and as to such other matters as you may reasonably request.

               (j) The Company and the Purchasers shall have executed and delivered the Registration Rights Agreement.

     8. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

               (b) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

               (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

               (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein at a Time of Delivery. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

          (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Purchasers to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Purchasers.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the Purchasers in care of Goldman, Sachs & Co., 32 Old Slip, 21/st/ Floor, New York, New York 10005, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14.  Time shall be of the essence of this Agreement.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,

                                        BEA Systems, Inc.

                                        By: ____________________________
                                            Name:
                                            Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Soundview Technology Group, Inc.
Deutsche Bank Securities, Inc.
SG Cowen Securities Corporation
Dain Rauscher Incorporated

By: ________________________________
     (Goldman, Sachs & Co.)
On behalf of each of the Purchasers

                                  SCHEDULE I

          Principal Amount of Firm Securities and Optional Securities
                         To Be Purchased (If Maximum)

                                                           Firm Securities         Optional Securities
                   Purchaser                               To Be Purchased           To Be Purchased
--------------------------------------------------       ------------------      -----------------------
Goldman, Sachs & Co.                                         $225,000,000              $ 50,000,000
Credit Suisse First Boston Corporation                         67,500,000                15,000,000
Soundview Technology Group, Inc.                               67,500,000                15,000,000
Deutsche Bank Securities, Inc                                  33,750,000                 7,500,000
SG Cowen Securities Corporation                                33,750,000                 7,500,000
Dain Rauscher Incorporated                                     22,500,000                 5,000,000
                                                             ------------              ------------
               Total                                         $450,000,000              $100,000,000
                                                             ============              ============

                                    ANNEX I

     Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

     1. They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable published rules and regulations thereunder.

     2. In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

     3. The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

     4. On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (a) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

          (b) any other unaudited income statement data and balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

          (c) the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in Clause
(B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

          (d) any unaudited pro forma consolidated condensed financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

          (e) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Purchasers, or any increases in any items specified by the Purchasers, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

          (f) for the period from the date of the latest financial statements included in the Offering Circular to the specified date referred to in Clause
(E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Purchasers, or any increases in any items specified by the Purchasers, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Purchasers, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

          In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Purchasers, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                     AMENDMENT NO. 1 TO PURCHASE AGREEMENT

     This Amendment No. 1 to Purchase Agreement (the "Amendment") is dated as of December 14, 1999 and amends that certain Purchase Agreement dated as of December 14, 1999 (the "Purchase Agreement") between BEA Systems, Inc., a Delaware corporation (the "Company"), and the Purchasers, as defined therein.

     WHEREAS, the Company and the Purchasers have entered into the Purchase Agreement for the purpose of the Company's issuance and sale of the Securities, as defined therein.

     WHEREAS, the Company and the Purchasers desire to amend the Purchase Agreement as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows.

     1.   Amendment to Purchase Agreement

          1.1 Schedule I to the Purchase Agreement is amended to read in its entirety as set forth in Schedule I attached hereto, and, in consequence, the defined term "Purchasers" in the Purchase Agreement shall henceforth refer to all of the entities listed on
               Schedule I hereto.

     2. Except as explicitly amended hereby, the Purchase Agreement shall remain in full force and effect.

     3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of the day and year first above written.


BEA Systems, Inc.


By: ________________________
    Name:
    Title:



Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Soundview Technology Group, Inc.
Deutsche Bank Securities, Inc.
SG Cowen Securities Corporation
Dain Rauscher Incorporated
The Seidler Companies Incorporated
Jefferies & Company, Inc.
Prudential Securities Incorporated


By: ________________________
     (Goldman, Sachs & Co.)
On behalf of each of the Purchasers

                                  SCHEDULE I

          Principal Amount of Firm Securities and Optional Securities
                         To Be Purchased (If Maximum)


                                                   Firm Securities                Optional Securities
                Purchaser                          To Be Purchased                  To Be Purchased
------------------------------------------  ------------------------------  -------------------------------
Goldman, Sachs & Co.                                 $216,000,000                     $48,000,000
Credit Suisse First Boston Corporation                 64,800,000                      14,400,000
Soundview Technology Group, Inc.                       64,800,000                      14,400,000
Deutsche Bank Securities, Inc.                         32,400,000                       7,200,000
SG Cowen Securities Corporation                        32,400,000                       7,200,000
Dain Rauscher Incorporated                             21,600,000                       4,800,000
The Seidler Companies Incorporated                      9,000,000                       2,000,000
Jefferies & Company, Inc.                               4,500,000                       1,000,000
Prudential Securities Incorporated                      4,500,000                       1,000,000
                                             -----------------------------  -------------------------------
                Total                                $450,000,000                    $100,000,000
                                             =============================  ===============================